Exhibit 16.1

October 13, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read the “Experts” section of Amendment No. 1 to the Form S-4 to be filed on October 14, 2014, of WCI Communities, Inc. and are in agreement with the statements contained in the third, fourth and fifth paragraphs of such section as it relates to Ernst & Young LLP. We have no basis to agree or disagree with the other statements of WCI Communities, Inc. contained therein.

/s/ Ernst & Young LLP

Ernst & Young LLP
Miami, Florida